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                                                                     EXHIBIT 3.3


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        MARTIN OPERATING PARTNERSHIP L.P.

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.       The name of the limited partnership is:

                        MARTIN OPERATING PARTNERSHIP L.P.

II. The address of the partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of the general partner of the partnership is as follows:

                             Martin Operating GP LLC
                                 4200 Stone Road
                              Kilgore, Texas 75662

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of MARTIN OPERATING PARTNERSHIP L.P. this 21st day of June, 2002.

                                   MARTIN OPERATING GP LLC
                                   its General Partner

                                   By:   Martin Resource LLC
                                         its Sole Member

                                         By: Martin Resource Management
                                             Corporation


                                             By: /s/ ROBERT D. BONDURANT
                                                --------------------------------
                                                Robert D. Bondurant
                                                Chief Financial Officer